Exhibit 10.24(b)

SECOND AMENDMENT TO

REAL ESTATE BROKERAGE FRANCHISE AGREEMENT

(Exclusivity Amendment)

This Second Amendment to Real Estate Brokerage Franchise Agreement (“Exclusivity Amendment”) is made and entered into this 4th day of March, 2004 (“Effective Date”) by and between The Prudential Real Estate Affiliates, Inc., a Delaware corporation (“Franchisor”) and Watermark Realty, Inc., a Delaware corporation, doing business in the state of Florida as Prudential Florida WCI Realty (“Franchisee”) with reference to the following facts:

A.       Franchisor and Franchisee have entered into that certain Real Estate Brokerage Franchise Agreement and Renewal Amendment to Real Estate Brokerage Franchise Agreement concurrently herewith (“Franchise Agreement”). Capitalized terms not defined herein are used as defined in the Franchise Agreement.

B.        The parties agree that the Franchise Agreement is hereby modified by inserting the following as an additional Article of the Franchise Agreement, and the following provisions shall have effect notwithstanding any contrary provision of the Franchise Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.        Grant of Limited Exclusivity.  Subject to the further provisions of this Exclusivity Amendment, Franchisor agrees that Franchisor will not license any person or entity to use the System by Acting as a Real Estate Broker with respect to residential real estate transactions from business premises owned or leased by such person or entity in the Exclusive Territory (as defined below) during the initial term of the Franchise Agreement.  Nothing herein shall limit the right of Franchisor to use, develop or license rights other than the System that is the subject of the Franchise Agreement or to use or license the Service Marks that are part of the System for business purposes other than use of the System, including without limitation the licensing of the service marks in connection with the grant of a commercial only real estate brokerage franchise. Furthermore, Franchisee acknowledges that nothing herein shall prevent other franchisees of Franchisor who have Locations and places of business outside such Exclusive Territory from Acting as a Real Estate Broker with respect to residential properties located within such Exclusive Territory, and nothing herein shall prevent other franchisees of Franchisor from having Locations and other places of business outside the boundaries of any or all of such Exclusive Territory, as defined below.

2.        Exclusive Territory.  The “Exclusive Territory” consists of the following counties: Dade, Broward, Palm Beach, Martin, Collier, Lee and Charlotte.  In addition, the Exclusive Territory shall include Manatee County, with the exception of Sarasota MLS zone 23 as currently described, excluding all barrier islands.  The Exclusive Territory shall also consist of that portion of Hillsborough County east of Tampa Bay and south of State Road 60, in the state of Florida.

3.        Existing Franchisees. Franchisee acknowledges that other existing franchisees of Franchisor (the “Existing Franchisees”), may currently operate from places of business located within said Exclusive Territory.  The parties agree that, if there are any Existing Franchisees on the Effective Date, Paragraph 1 of this Exclusivity Amendment shall not apply in any manner to the Existing Franchisees in said Exclusive Territory, and Franchisor may license any Existing Franchisee to use the System by Acting as a Real Estate Broker from the business premises owned or leased by Existing Franchisees in said Exclusive Territory in which such Existing Franchisee currently operates, as well as any new business premises not currently so owned or leased, notwithstanding any change in the ownership or management of such Existing Franchisee.

4.        Minimum Performance.

(a)       Franchisee shall increase its Gross Revenues in each Anniversary Year over the next ten (10) years in accordance with the progression rate set forth below.  The parties hereto stipulate that at Franchisee’s Gross Revenues are currently [***].  The progression rate shall be as follows and the Gross Revenues shall be measured on the last day of each calendar year immediately following the anniversary of the Effective Date of the Franchise Agreement (the “Measurement Date”):

On or before the first Measurement Date (12/31/2005): Gross

Revenues shall be no less than $[***]

On or before the second Measurement Date (12/31/2006):

Gross Revenues shall be no less than $[***]

On or before the third Measurement Date (12/31/2007): Gross

Revenues shall be no less than $[***]

On or before the fourth Measurement Date (12/31/2008):

Gross Revenues shall be no less than $[***]

On or before the fifth Measurement Date (12/31/2009):

Gross Revenues shall be no less than $[***]

On or before the sixth Measurement Date (12/31/2010):

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

Gross Revenues shall be no less than $[***]

On or before the seventh Measurement Date (12/31/2011):

Gross Revenues shall be no less than $[***]

On or before the eighth Measurement Date (12/31/2012):

Gross Revenues shall be no less than $[***]

On or before the ninth Measurement Date (12/31/2013):

Gross Revenues shall be no less than $[***]

On or before the tenth Measurement Date (12/31/2014), and thereafter:

Gross Revenues shall be no less than $[***]

(b)         Franchisee currently has no locations in Manatee County.  In order to maintain Manatee County as part of the Exclusive Territory, Franchisee shall open at least one (1) office within the first eighteen (18) months of the Effective Date of the Franchise Agreement.

5.        Commercial Protected Territory.

Franchisor agrees that so long as Franchisee is in compliance with all terms and conditions of the Franchise Agreement and Franchisee exceeds [***] in closed commercial gross commission income in each Anniversary Year, for the entire term of the Franchise Agreement, Franchisor shall not actively market new commercial franchises in Collier County in the Exclusive Territory (“Collier Commercial Protected Territory”).  In the event Franchisee fails to achieve [***] in closed commercial gross commission income in any Anniversary Year, than the Collier Commercial Protected Territory shall become null and void and of no further force and affect.

6.        Termination of Exclusivity.

a)        If (i) Franchisee fails to increase its Gross Revenues in any Anniversary Year as measured on any Measurement Date as set forth above, or (ii) fail to provide the information required as set forth above within ninety (90) days after any Measurement Date, then all rights and obligations of Franchisor and Franchisee under this Exclusivity Amendment with respect to the Exclusive Territory that Franchisee has not met the minimum performance criteria for shall terminate thirty (30) days after notice from Franchisor to Franchisee, without opportunity to cure.  Notwithstanding the foregoing, in the event that Franchisee has, during the 90 day period following any Measurement Date, acquired another company (or effectuated a walkover of sales associates from another company) in the Exclusive Territory that it had not otherwise met the minimum performance criteria for, which had market share during the measurement period, which

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been filed separately with the Commission.

when added to Franchisee’s Market Share for such measurement period would satisfy the minimum performance criteria for the Exclusive Territory, then Franchisee shall be deemed to have met the minimum performance criteria for the Exclusive Territory.

b)         If any payments of Continuing Royalty, Advertising Fees, or any other amounts due to Franchisor from Franchisee under the terms of the Franchise Agreement, or under any other agreement to which both Franchisor and Franchisee or any of Franchisee’s affiliates or Equity Holders are a party, are delinquent and unpaid for 30 days; then all rights and obligations of Franchisee and Franchisor under this Exclusivity Amendment shall terminate thirty (30) days after notice from Franchisor to Franchisee, without opportunity to cure.

c)           If Franchisee is in material breach (other than a payment default described in subparagraph (b), above) of any provision of the Franchise Agreement, or any other agreement to which both Franchisor or any of its affiliates and either Franchisee or any of its affiliates or Equity Holders are party, for 30 days after written notice and demand to cure from Franchisor; then all rights and obligations of Franchisee and Franchisor under this Second Amendment with respect to the Exclusive Territory shall terminate thirty (30) days after notice Franchisor to Franchisee, without further opportunity to cure.

d)          If Franchisee does not execute a renewal franchise agreement in accordance with paragraph 6.02(a)(ii) of the Franchise Agreement within the time permitted, then Franchisor shall have the right to immediately begin the marketing of new franchises.

7.     Except as modified herein, all other terms and conditions of the Franchise Agreement remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Exclusivity Amendment to be executed on or as of the date indicated above:

FRANCHISEE:
Watermark Realty, Inc.,
a Delaware corporation

By:	/s/ Roger A. Herman
Its:	President

By:	/s/ James D. Cullen
Its:	Vice President

FRANCHISOR:
THE PRUDENTIAL REAL ESTATE AFFILIATES, INC.
a Delaware corporation

By:	/s/ Earl Lee
Earl Lee
Its:	President

By:	/s/ Kathie S. Lee
Kathie S. Lee
Its:	Vice President, Corporate Counsel
and Assistant Secretary